Exhibit 10.9

                              EMPLOYMENT AGREEMENT

         AGREEMENT, dated as of September 15, 1998, between C-PHONE CORPORATION, a New York corporation having its executive office at 6714 Netherlands Drive, Wilmington, North Carolina 28405 (the "Company"), and JAMES A. JARVIS residing at 121 Bayview Avenue, Belvedere, California 94920 (the "Employee").

         The Company desires to employ the Employee on the terms and conditions set forth herein, and the Employee desires to accept such employment.

         In consideration of the undertakings set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

         1. General Agreement for Services. The Company employs the Employee and the Employee accepts employment, upon the terms and conditions of this Agreement.

         2. Term of Employment. This Agreement and the employment of Employee by the Company shall commence on September 18, 1998 and shall continue until terminated by either party as provided in Section 6.

         3.       Duties.

                  (a) The Employee shall devote all his attention and energies to the business of the Company and its affiliates, if any, on a full-time basis, and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing the Employee's assets in such manner as will not require the Employee to expend any time or effort in regard thereto or to perform any services in connection therewith. The Company understands and accepts that Employee is involved with and will be required to address family business matters from time to time, including family real estate and agricultural interests. Such business matters are specifically excepted from this section, provided, however, that the involvement in these matters do not interfere or negatively impact the ability of Employee to fulfill his obligations and duties to the Company.

                  (b) The Employee shall serve the Company and its affiliates faithfully, diligently and in good faith.

                  (c) The Employee shall perform such services as may be required of the Employee by the Company and its affiliates, under and subject to the instructions, directions and control of the Board of Directors and the senior executives of the Company, including without limitation the Company's president, chief executive officer and chief operating officer. The Employee shall serve initially as the Vice President of Sales & Marketing of the Company.

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The Employee's primary responsibility shall be to perform those duties reasonably required of, and related to, the Employee's position and such other duties as may be assigned to the Employee from time to time which are not inconsistent with those customarily assigned to senior employees of the Company. If the Employee is elected as a director of the Company or is promoted to a more senior position within the Company, during the term of this Agreement, the Employee shall serve in such capacities without further remuneration, except as otherwise agreed upon by the Employer and Employee.

                  (d) At all times during the term of this Agreement, the Employee shall adhere to all rules and regulations that have been or that hereafter may be established by the Company for the conduct of its employees.

                  (e) The Employee shall be based at the Company's principal executive office. Travel and temporary work assignments at other locations may be required, but shall be of a kind and frequency common for the Employee's position or shall result from periodic assignment to tasks appropriate for the Employee.

                  (f) The Employee affirms that the Employee, to the best of his knowledge, is in good health, with no chronic or recurring illness, and is insurable at normal rates. If requested by the Company, the Employee shall cooperate in applying for and obtaining, at the Company's expense, key-man insurance for the benefit of the Company.

         4. Compensation. As and for full and complete compensation to the Employee for the services the Employee agrees to render pursuant hereto, the Company agrees to pay to the Employee and the Employee agrees to accept the following:

                  (a) The Company shall pay the Employee during the term of this Agreement a salary at the annual rate of $150,000 (the "Base Salary") payable in equal bi-weekly installments, or as otherwise may be the practice of the Company in making salary payments.

                  (b) The Employee shall be granted stock options to purchase shares of the Company's stock under the Company's 1994 Stock Option Plan as set forth on Schedule A - Employee Stock Options (which schedule is hereby made a part of this Agreement).

                  (c) The Employee shall be entitled to receive cash bonus in such amounts and based upon such criteria as shall be determined in good faith by the Compensation Committee of the Board of Directors of the Company in consultation with the Employee. Said criteria shall be determined and set forth as soon as possible and in any event no later than 120 days from Employee's commencement of employment.

                  (d) In consideration for the Employee's relocation to the Wilmington area, the Employee shall receive a non-accountable relocation expense payment as set forth on Schedule B - Relocation Package (which schedule is hereby made a part of this Agreement).

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                  (e) The Company, in its sole and absolute discretion, at any time and from time to time, may increase the Base Salary to be paid to the Employee, either permanently or for a limited period, or pay to the Employee such additional bonus compensation as the Company may determine in its sole discretion.

                  (f) All compensation paid to the Employee shall be subject to withholding and deductions to the extent required by applicable law.

                  (g) The Employee shall be eligible to participate in and to be covered by each life insurance, accident insurance, health insurance and hospitalization, or other plan or benefit, if any, effective generally (and not only with respect to a specific individual or individuals) with respect to employees of the Company, if the Employee shall be eligible under the terms of such plan, without restriction or limitation by reason of this Agreement. Nothing contained herein, however, shall be construed to require the Company to establish any plans not in existence on the date hereof, to continue any plans in existence on the date hereof, or to prevent the Company from modifying and/or terminating any of the plans in existence on the date hereof, and no such act or omission shall be deemed to affect this Agreement or any of the provisions contained herein.

                  (h) The Employee shall be entitled to a vacation of two weeks with full compensation for each full year of this Agreement. The Employee also shall be entitled to all paid holidays given by the Company to its senior employees. Vacation days not taken shall not accumulate and shall not be available to the Employee in subsequent years of this Agreement, unless the Employee is restricted from taking any planned vacation at the written request of the Company or as otherwise agreed upon from time to time. Vacations shall be coordinated with the president, chief executive officer or chief operating officer of the Company, shall be scheduled by the Employee with due regard to the Employee's activities and responsibilities for the Company and shall not be for a continuous period of more than two weeks.

                  (i) The Employee shall be entitled to reimbursement for all reasonable out-of-pocket expenses incurred in performing the Employee's services hereunder, within the limits of authority which may be established by the Company from time to time, provided that the Employee properly accounts for such expenses in accordance with the Company policy.

         5.       Confidentiality; Non-Competition.

                  (a) The Employee shall treat as confidential any proprietary, confidential or non-public information relating to the business or interests of the Company or any affiliate of the Company, including, without limitation, business plans or technical projects of the Company or any affiliate, and any research datum or result, invention, customer list, process or other work product developed by or for the Company or any affiliate, whether on the premises of the Company or elsewhere ("Confidential Information"). The Employee shall not disclose, utilize or make accessible in any manner or in any form any Confidential Information other than in connection with performing the services

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required of the Employee under this Agreement, without the prior consent of the
Company. Notwithstanding the foregoing, the provisions of this Section 5(a) shall not apply to any Confidential Information which is, or at some later date becomes, publicly known under circumstances not involving a breach of any confidentiality agreement with the Company or which is required to be disclosed pursuant to order or requirement of a court, administrative agency or other governmental body, provided that the Company has been given appropriate notice of such proceeding and an opportunity to contest such disclosure.

                  (b) All business and technical records, information relating to the business of the Company and its affiliates, papers, documents, correspondence, or studies containing information relating to the Company and its affiliates, in all cases irrespective of the manner in which such information is kept or stored ("business records"), made or kept by the Employee or under the Employee's possession or control shall be and remain the property of the Company, and shall be surrendered to the Company upon the termination of the Employee's employment. Upon such termination, the Employee shall not take with him, publish, or disclose, or otherwise use, without the consent of the president or chief executive officer of the Company, any business records.

                  (c) The Employee agrees that, during the period of the Employee's employment with the Company or any affiliate thereof and for a period of two years following the date upon which such employment shall terminate, the Employee shall not, in any capacity, compete or attempt to compete with the business of the Company; and the Employee acknowledges that a portion of the payments being made to the Employee hereunder are being made, in part, as consideration for such noncompetition agreement. The Employee represents and agrees that, in the event of the termination of the Employee's employment with the Company or any affiliate thereof, the Employee's experiences and capabilities are such that the Employee can obtain employment in a non-competing business, and that the enforcement of a remedy by way of injunction will not prevent the Employee from earning a livelihood. The Employee further represents and agrees that the covenants contained in this Section 5(c) are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

                  (d) The provisions of this Section 5 on the part of the Employee shall be construed as an agreement independent of any other provision contained in this Agreement and shall be enforceable in both law and equity, including by temporary or permanent restraining order, notwithstanding the existence of any claim or cause of action of the Employee against the Company or any affiliate of the Company, whether predicated on this Section 5 or otherwise.

                  (e) The Employee agrees that all processes, technologies and inventions, including new contributions, improvements, ideas or discoveries, whether patentable or not, conceived, developed, invented or made by or under the supervision of the Employee (collectively, "Inventions" ) during the period of the Employee's employment by the Company, shall belong to the Company, provided that the Inventions grow out of the Employee's work with the Company or are related in any manner to any business (commercial or experimental) of the Company. The Employee agrees that the Employee shall promptly (i) disclose all Inventions to the Company, (ii) assign to the Company, without additional compensation, all patents and other rights to all Inventions for the United

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States and all foreign countries, (iii) sign all papers necessary to carry out the above, and (iv) give testimony (but without expense to the Employee) in support of the Employee's inventorship. In the event that any Invention is described in a patent application or is disclosed to third parties by the Employee, directly or indirectly, within one year after leaving the employ of the Company, it is to be presumed that the Invention was conceived or made during the period of the Employee's employment by the Company. The Employee agrees that the Company shall be entitled to shop rights with respect to any Invention conceived or made by the Employee during the period of the Employee's employment by the Company that is not related in any manner to any business (commercial or experimental) of the Company but which was conceived or made on the Company's time or with the use of the Company's facilities or materials. Attached as an exhibit to this Agreement is a complete list of the Inventions, patented or unpatented (including a brief description thereof), if any, which the Employee conceived or made prior to the Employee's employment by the Company, and which the Employee desires to exclude from this Agreement. There is no other contract to assign Inventions that is now in existence between the Employee and any other person, firm or corporation, unless indicated on the exhibit, if any, attached to this Agreement, and unless a copy of any such other contract is attached to such exhibit.

         6.       Termination.

                  (a) General. The Employee reaffirms that he is considered to be employed by the Company "at will", which means that the Employee has the right to terminate his employment with the Company whenever the Employee so chooses, for any reason or for no reason; and that the Company has reserved to itself the same right to terminate the Employee; provided, however, that the Employee shall give the Company at least 30 days' prior notice of his intention to terminate his employment; and provided further, that the Company upon receipt of such notice of termination may elect to change the effective date of such termination to such earlier date as it shall, in its sole discretion, determine (which change in the effective date shall not be deemed to be a termination of Employee's employment by the Company).

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(b)      Termination Without Good Cause.

                           (i)  Irrespective of the provisions set out in
section 6 (a) above In the event that the Company terminates the Employee without good cause, the Company shall then make the following payments to the Employee, in addition to any termination payments then required to be made by applicable law to an employee who was employed on an "at will" basis:

                                    (A) (1) If the Employee is terminated on or
before November 13, 1998, the Company shall pay the Employee the sum of $5,000, (2) if the Employee is terminated on or after November 14, 1998 and on or before January 12, 1999, the Company shall pay the Employee the sum of $10,000, (3) if the Employee is terminated on or after January 13, 1999 and on or before March 13, 1999, the Company shall pay the Employee the sum of $15,000, and (4) if the Employee is terminated on or after March 14, 1999, the Company shall pay the Employee the sum of $25,000.

                                    (B) If the Employee is terminated within 60
days following a change in control of the Company (as such term is used in Section 6.3 of the Company's 1994 Stock Option Plan, as currently in effect), the Company shall pay the Employee, in lieu of and not in addition to any payment required by clause (A) above, the sum of $25,000.

                           (ii) The Employee agrees that good cause for the
Employee's termination shall include (A) the Employee's
(1) willful refusal to accept duties and responsibilities which are lawfully assigned by the Board of Directors or the president, chief executive officer or chief operating officer of the Company, which assignments are consistent with the Employee's status with the Company, or (2) willful refusal, failure or physical inability to perform all or a material part of the Employee's assigned duties or responsibilities, which refusal, failure or physical inability, whether under subclause (1) or subclause (2) of this clause (A), is not remedied promptly, but in no event later than, five days after notice thereof is provided to the Employee, (B) the Employee's commission of an act of fraud, misappropriation or dishonesty (including a meaningful falsification of information (such as with respect to the Employee's prior experience or ability, among other things) given to the Company by Employee in connection with the Employee's hire) to the Company or any of its affiliates or falsification of a written document delivered to the Company or any of its affiliates or on the Company's or such affiliate's behalf, (C) the Employee's commission of a crime with respect to which, in the reasonable judgment of the Company, the Employee is likely to be incarcerated or as a result of which the Company, in its reasonable judgment, determines it would be inappropriate for the Employee to continue as an employee of the Company, and (D) notice by the Employee of his intention to breach any of the terms or conditions of this Agreement.

         7. Indemnity of Employee for Good Faith Acts and Omissions. The Company agrees to indemnify, defend and hold the Employee harmless of and from any liability, loss, expense, claim, cost, or other damage whatsoever arising out of or in connection with any act or omission of the Employee, taken or omitted in good faith in any capacity in which the Employee is acting for, or at the request of, the Company, to the extent permitted by applicable law. The Company presently maintains a Director and Officers Liability Policy covering corporate officers. Employee shall be entitled to review a copy of any such policy or policies which are in place from time to time.

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         8.       Miscellaneous Provisions.

                  (a) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties with respect to the employment of the Employee by the Company and supersedes all prior agreements, arrangements and understandings between the parties with respect thereto.

                  (b) Modification. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by an instrument executed by the party to be charged, or in the case of a waiver, by the party waiving compliance.

                  (c) Waiver. The failure of either party at any time or times to require performance of any provision of this Agreement in no manner shall affect the right at a later time to enforce the same. No waiver by either party of a breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach, or a waiver of any other term or covenant contained in this Agreement.

                  (d) Notices. All notices, demands, consents, waivers and other communications ("Communications") given under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given) upon the earlier of actual receipt, one business day after being sent by telegram or telecopier or three business days after being sent by registered or certified mail to the parties at the addresses set forth above or to such other address as either party may hereafter specify by notice to the other party. Simultaneously with sending a Communication to the Company, a copy of the Communication shall be sent to Warshaw Burstein Cohen Schlesinger & Kuh, LLP, 555 Fifth Avenue, New York, New York 10017, Attention: Arthur A. Katz, Esq. Irrespective of the foregoing, notice of change of address shall be effective only upon receipt.

                  (e) Governing Law. This Agreement and any supplemental agreements hereto shall be construed in accordance with and governed by the laws of the State of North Carolina applicable to contracts made and to be performed wholly within such state and the courts of said state, including the federal courts therein, shall have sole and exclusive jurisdiction of the parties and of the subject matter of their respective agreements. Venue for any legal action shall be in New Hanover County, North Carolina and in any legal action between the parties, service of process may be accomplished by certified mail.

                  (f) Attorneys' Fees and Disbursements. In the event that either party takes legal action to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to recover all reasonable expenses incurred in connection therewith.

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                  (g) Assignability. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee. The Company may assign its rights, together with its obligations hereunder, to a successor by merger or to a purchaser of substantially all of its assets, and such rights and obligations shall inure to, and be binding upon, any such successor.

                  (h) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, successors and permitted assigns.

                  (i) Invalidity. The invalidity of any part of this Agreement is not intended to render invalid the remainder of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, such provision is intended to be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                               C-PHONE CORPORATION


                                          By:  /s/ DANIEL P.FLOHR
                                               -------------------------------
                                                   Daniel Flohr, President
                                                   and Chief Executive Officer

                                          EMPLOYEE


                                               /s/ JAMES A. JARVIS
                                               -------------------------------
                                                   James A. Jarvis

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                                   SCHEDULE A

                             Employee Stock Options

1. Options under the Company's 1994 Stock Option Plan (the "Plan") to acquire 50,000 Shares shall be granted as of the date of this Agreement with the option price equal to the Fair Market Value of the Shares on such date (as determined in accordance with the Plan) and expiring five years from the date of grant, which shall be exercisable in accordance with the terms of the Plan as follows:

                  Nonqualified Stock Option to purchase 12,500 Shares, which shall vest 90 days from date of grant;

                  Incentive Stock Option to purchase 12,500 Shares, which shall vest one year from date of grant;

                  Incentive Stock Option to purchase 12,500 Shares, which shall vest two years from date of grant; and

                  Incentive Stock Option to purchase 12,500 Shares, which shall vest three years from date of grant.

2. Options under the Plan to acquire an additional 50,000 Shares shall be granted as of the date of this Agreement with the option price equal to the Fair Market Value of the Shares on such date and expiring five years from the date of grant, which shall be exercisable in accordance with the terms of the Plan as follows:

                  Nonqualified Stock Option to purchase 25,000 Shares, which shall vest on May 31, 2000 if the Company has met the performance goals approved in good faith by the Compensation Committee of the Board of Directors for the fiscal year ending February 29, 2000; and

                  Nonqualified Stock Option to purchase 25,000 Shares, which shall vest on May 31, 2001 if the Company has met the performance goals approved in good faith by the Compensation Committee of the Board of Directors for the fiscal year ending February 28, 2001.

3. In the event that the Employee voluntarily terminates his employment, any Options that have vested and are exercisable on the effective date of his termination will remain exercisable until the expiration of 90 days from such date of termination (but in no event after the expiration date of such Options). In the event that the Company terminates the Employee for good cause, any Options that are

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         exercisable will immediately terminate; and if any of such Options were exercised but the underlying Shares were not yet delivered, such exercises will be rescinded. In the event that the Company terminates the employment of the Employee other than for good cause, any Options that have vested and are exercisable on the effective date of the Employee's termination will remain exercisable until the expiration of such number of days as the Employee was immediately prior thereto continuously employed by the Company but in no event less than 90 days nor more that one year from such date of termination.

4. Any Options intended to be Incentive Stock Options must satisfy Section 422(b) of the Internal Revenue Code of 1986. In the event that any of the provisions thereof are not satisfied, the effected Options shall be deemed to be Nonqualified Stock Options.

5. All capitalized terms used in this Schedule A and not otherwise defined herein shall have the meaning given them in the Plan, as currently in effect.

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                                   SCHEDULE B

                               Relocation Package

Housing Allowance:         The Company shall provide the Employee with living
                           accommodations for the Employee and his family or otherwise reimburse the Employee for his cost therefor up to a maximum of $2,000 per month until such time (not to exceed a period of six months) as the Employee has obtained a permanent residence.

Moving Expenses:           The Company shall advance the Employee the sum of
                           $6,250 against a non-accountable expense allowance in connection with the expenses of moving Employee and his family permanently to the Wilmington, North
                           Carolina area. The actual amount of relocation expense, whether non-accountable or documented, shall be agreed upon and approved in advance by Employer.
                           In the event that the Employee voluntarily terminates his employment prior to his permanent relocation to the Wilmington, North Carolina area, the Employee shall reimburse the Company for the full amount of the advance; which the Company is permitted to deduct from any sums due and owing the employee. If Employer terminates Employee without cause prior to permanent relocation to the Wilmington, North Carolina area, Employer shall reimburse the Employee for reasonable expenses incurred for the return to California of Employee and his family.

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